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                                                            EXHIBIT 1.01


                          MOUNTAIN FUEL SUPPLY COMPANY
                      Medium-Term Notes, Series C, Due from
                   Nine Months to 30 Years from Date of Issue

                             DISTRIBUTION AGREEMENT

                                                                   June  , 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
World Financial Center
North Tower, 10th Floor
New York, New York  10281-1310

SMITH BARNEY INC.
388 Greenwich Street
New York, New York  10013

Dear Sirs:

         Mountain Fuel Supply Company, a Utah corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Smith Barney Inc. ("Smith Barney" and together with Merrill Lynch, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes, Series C, due from nine months to 30 years from date of issue, described herein (the "Notes"). The Notes are to be issued pursuant to an indenture dated as of May 1, 1992, as amended, supplemented or modified from time to time (the "Indenture"), between the Company and First Security Bank, N.A. (as successor trustee to Citibank, N.A.), as trustee (the "Trustee").

         As of the date hereof, the Company has authorized the issuance and sale of up to $75,000,000 aggregate principal amount of Notes directly or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be distributed by the Company or through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

         This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case the Agents will act as agents of the Company in soliciting Note purchases, and (as may from time to time be agreed to by the Company and the related


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Agent or the Agents) to one or more Agents as principal for resale to purchasers.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333- ) for the registration of the Notes under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplements relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.

SECTION 1.                 Appointment as Agents.

         (a) Appointment of Agents. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby appoints the Agents, except as otherwise provided in this Section 1(a), as the exclusive agents for the purpose of soliciting purchases of the Notes from the Company by others and agrees that, except as otherwise contemplated herein, whenever the Company determines to sell Notes directly to one or more of the Agents as principal for resale to others, it will enter into a Terms Agreement (as hereafter defined) relating to such sale in accordance with the provisions of Section 3(b) hereof if requested by such Agent. The Company agrees that, except as otherwise provided in this
Section 1(a), during the period the Agents are acting as the Company's agents hereunder, the Company will not engage any other party to assist in the placement of the Notes (other than any person or entity which, by executing a counterpart of this Agreement, becomes an Agent hereunder). Notwithstanding the foregoing, the Company reserves the right to (i) appoint additional agents for the purpose of placing Notes in one or more discrete transactions during the term of this Agreement under the terms of an agreement substantially identical to this Agreement (provided that the

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commission to be paid to such additional agents in connection with the sale of any Note shall be the applicable commission determined pursuant to Section 3(a) hereof), and (ii) sell Notes to one or more underwriters in one or more underwritten transactions so long as such underwriter or underwriters shall execute an agreement substantially identical to this Agreement relating to such underwritten transaction or transactions, provided that in each such case no such agreement will appoint any such agent or underwriter as an agent under this Agreement except as relates to the related transaction or transactions. The Company shall give prompt written notice to the Agents of the occurrence of any event described in clause (i) or (ii) above. As used herein, the term "Agent", in addition to Merrill Lynch and Smith Barney, refers to each person or entity which, at any particular time, is an agent or underwriter, as the case may be, for the Company hereunder as evidenced by its execution of a counterpart of this Agreement.

         (b) Reasonable Efforts Solicitations; Right to Reject Offers. Upon receipt of instructions from the Company, the Agents will use their reasonable efforts to solicit offers to purchase such principal amount of the Notes as the Company and the Agents shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of offers to purchase Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale under the Registration Statement. Each Agent will communicate to the Company, orally or in writing, each reasonable offer to purchase Notes, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of the Agent's agreement contained herein. The Company shall have the sole right to accept or reject any proposed purchase of the Notes, in whole or in part and any such rejection shall not be deemed a breach of the Company's agreement contained herein.

         (c) Solicitations as Agents; Purchases as Principals. In soliciting offers to purchase the Notes on behalf of the Company and in performing its other obligations hereunder (other than with respect to any purchase by the Agents as principal, pursuant to a Terms Agreement or otherwise), each Agent shall act solely as agent for the Company and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. No Agent shall have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agent


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harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent any commission to which it would be entitled in connection with such sale. No Agent shall have any obligation to purchase Notes from the Company as principal, but an Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made in accordance with
Section 3(b) hereof if requested by such Agent.

         (d) Reliance. The Company and the Agents agree that any Notes the placement of which the Agents arrange shall be placed by the Agents, and any Notes purchased by the Agents shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.                 Representations and Warranties.

         (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through an Agent as agent or from an Agent as principal), as of the date of each delivery of Notes (whether through an Agent as agent or to an Agent as principal) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the Commission any document incorporated by reference into the Prospectus (each of the times referenced above being referred to herein as a "Representation Date") as follows:

                  (i) Registration Statement and Prospectus. At the time the Registration Statement became effective, the Registration Statement complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the rules and regulations of the Commission promulgated under the 1939 Act. The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Company with the Commission and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement

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         or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Agents expressly for use in the Registration Statement or Prospectus.

             (ii) Incorporated Documents. The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

            (iii) Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Prospectus are, to the best knowledge of the Company, independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

             (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

                  (v) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated herein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business,
         (b) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (c) except for the regular dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

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             (vi) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Utah with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect").

            (vii) Subsidiaries. Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect; and all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

           (viii) Capital Stock. The shares of issued and outstanding common stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

             (ix) Authorization and Validity of the Indenture and the Notes. The Notes have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered pursuant to this Agreement against payment of the consideration therefor specified in the Prospectus or pursuant to any Terms Agreement, the Notes will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and the Indenture will be duly qualified under the 1939 Act and will constitute a valid and legally binding instrument of the Company, enforceable in accordance with

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         its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equitable principles; and the Notes and the Indenture conform to the descriptions thereof in the Prospectus.

                  (x) No Defaults; Regulatory Approvals. Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, which violations or defaults in the aggregate would have a Material Adverse Effect; and the execution and delivery of this Agreement and the consummation of the transactions contemplated herein and therein and pursuant to any applicable Terms Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, except as expressly contemplated in the Indenture, pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, administrative regulation or administrative or court decree.

             (xi) Legal Proceedings; Contracts. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against, the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein) or which would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which would materially and adversely affect the properties or assets thereof or which would materially and adversely affect the consummation of this Agreement or any Terms Agreement; all pending legal or governmental proceedings to which the Company of any subsidiary is a party or which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no

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         contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

            (xii) No Governmental Authorization. No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the sale of the Notes hereunder, except such as may be required under the 1933 Act, the 1933 Act Regulations and state securities laws and except as have been obtained.

           (xiii) Possession of Permits. The Company and its subsidiaries possess such valid franchises, certificates of convenience and necessity, easements, rights-of-way, operating rights, licenses, permits, consents, authorizations and orders of governmental political subdivisions or regulatory authorities as are necessary to conduct the business now operated by them, except those the failure of which to possess would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification thereof which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would have a Material Adverse Effect.

           (xiv) Investment Company Act. Neither the Company nor any of its subsidiaries is regulated or required to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

           (xv) Doing Business with Cuba. The Company has complied and will comply with the provisions of Florida H.B. 1771, codified as Section
         517.075 of the Florida Statutes, 1987, as amended, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

           (xvi) Ratings. The Medium-Term Note Program under which the Notes are issued (the "Program"), as well as the Notes, are rated at least Baa by Moody's Investors Service, Inc. and at least BBB by Standard & Poor's Ratings Services, or such other rating as to which the Company shall have most recently notified the Agents pursuant to Section 4(a) hereof.

         (b) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes or the sale of Notes to one or more Agents as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

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SECTION 3.         Solicitations as Agents; Purchases as Principals.

         (a) Solicitations as Agents. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, when acting as an agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus. In connection with the solicitation of offers to purchase Notes, the Agents are not authorized to provide any written information relating to the Company to any prospective purchaser other than the Prospectus and documents incorporated by reference in the Prospectus.

         The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes through the Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

         The Company agrees to pay each Agent a commission, in the form of a discount or otherwise as agreed to by the Company and the Agents, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto; provided, however, that the Company shall only be obligated to pay one such fee with respect to any particular Note so sold.

         The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the Agents and set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of $1,000 or any larger amount that is an integral multiple of $1,000. All Notes sold through the Agents as agents will be sold at 100% of their principal amount unless otherwise agreed to by the Company and the Agents. Each Agent acknowledges and agrees that any funds which such Agent receives in respect of a purchase of Notes, which purchase has been solicited by such Agent, as agent of the Company, will be received, held and disposed of by such Agent, as agent of the Company.

         (b) Purchases as Principals. Each sale of Notes to one or more Agents as principal shall be made in accordance with the terms contained herein and, if requested by such Agent, pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent or Agents. Each such separate agreement (which may be an oral agreement) between one or more Agents and the Company is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement"

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shall be deemed to include any Terms Agreement between the Company and one or more Agents. Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. An Agent's commitment to purchase Notes as principal pursuant to any Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by each Agent pursuant thereto, the price to be paid to the Company for such Notes (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto), the time and place of delivery of and payment for such Notes, any provisions relating to rights of, and default by purchasers acting together with the Agents in the reoffering of the Notes, and such other provisions (including further terms of the Notes) as may be mutually agreed upon. The Agents may utilize a selling or dealer group in connection with the resale of the Notes purchased by the Agents. Such Terms Agreement shall also specify whether or not any officer's certificate, opinions of counsel or comfort letter specified in Sections 7(b), 7(c) and 7(d) hereof shall be required to be delivered by the Company on the related Settlement Date.

         (c) Administrative Procedures. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the "Procedures"). The initial Procedures, which are set forth in Exhibit B hereto, shall remain in effect until changed by agreement between the Company and the Agents or, with respect to the sale of the Notes to one or more Agents as principal, unless modified by the applicable Terms Agreement. The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

         (d) Delivery of Closing Documents. The documents required to be delivered by Section 5 hereof shall be delivered at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 on the date hereof, or at such other time or place as the Agents and the Company may agree.

SECTION 4.         Covenants of the Company.

         The Company covenants with the Agents as follows:

         (a) Notice of Certain Events. The Company will notify the Agents immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or

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any amendment or supplement to the Prospectus or for additional information, (v)
of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) any change in the rating assigned by any nationally recognized statistical rating organization to any the Program or debt securities (including the Notes) of the Company or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such debt securities.
The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Notice of Certain Proposed Filings. The Company will give the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates, maturity or price of Notes or relating solely to an offering of debt securities other than the Notes), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Agents with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such amendment or supplement or other documents in a form to which the Agents or counsel to the Agents shall reasonably object.

         (c) Copies of the Registration Statement and the Prospectus. The Company will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as each such Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

         (d) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

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         (e) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (l) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in the Agents' capacity as agents and to cease sales of any Notes the Agents may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements purchasing prior to the date on which such financial information is released to the general public.

         (f) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (1) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall, prior to the delivery of the Prospectus to any purchaser of the Notes purchasing after the date on which such financial information is released to the general public, by the filing of documents pursuant to the 1934 Act in the ordinary course, the 1933 Act or otherwise cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year included in such release (but not any narrative information included in each such release), as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (g) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (1) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall, prior to the delivery of the Prospectus to any purchaser of the Notes purchasing after the date on which such financial information is released to the general public, cause the Registration Statement and the Prospectus to be amended, by the filing of documents pursuant to the 1934 Act in the ordinary course, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (h) Earnings Statements. The Company, by applying the provisions of Rule 158 under the 1933 Act, will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement. Nothing in this Section 4(h) shall require the Company to make such earnings statement available more frequently than once in any period of twelve months.

         (i) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

         (j) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act. Such documents will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and to the extent such documents are incorporated by reference in the Prospectus, when read together with the other information in or incorporated by reference into the Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         (k) Stand-Off Agreement. If required pursuant to the terms of a Terms Agreement, between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior written consent of each Agent party to such Terms Agreement, directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of or otherwise dispose of, or announce the offering of, any debt securities of the Company (other than the Notes that are to be sold pursuant to such Terms Agreement and commercial paper or borrowings from commercial banks or affiliates of the Company in the ordinary course of business), except as may otherwise be provided in any such Terms Agreement.

         (l) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section or the provisions of Section 7 hereof during any period from the time
(i) the Agents shall have been notified by the Company to suspend solicitation of offers to purchase the Notes in their capacity as agents and (ii) the earlier of the date on which no Agent shall then hold any Notes as principal purchased pursuant to a Terms Agreement and the date which is 30 days (nine months with respect to subsection (e) of this Section) from the date on which the Agents shall have received written notice from the Company to suspend solicitation of purchases of the Notes, to the time the Company shall determine that solicitation of offers to purchase the Notes should be resumed or shall subsequently enter into a new Terms Agreement with any Agent.

SECTION 5.         Conditions of Obligations.

         The obligations of the Agents to solicit offers to purchase the Notes as agents of the Company, the obligations of any purchasers of the Notes sold through the Agents as agents, and any obligation of the Agents to purchase Notes as principals pursuant to a Terms Agreement or otherwise will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

         (a) Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance reasonably satisfactory to the Agents and their counsel:

                  (1)      Opinion of Gary G. Sackett.  The opinion of
         Gary G. Sackett, Esq., counsel for the Company, who may rely as to all matters governed by Federal and New York law upon the opinion of Skadden, Arps, Slate, Meagher & Flom LLP referred to below, to the effect that:

                           (i) The Company has been duly incorporated and is an
                  existing corporation in good standing under the laws of the State of Utah.

                          (ii) The Company has corporate power and authority to
                  own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company.

                         (iii) The sale and issuance of the Notes have been duly
                  authorized by the requisite corporate action on the part of the Company and the Notes, when executed and authenticated in accordance with the terms of the Indenture, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); in expressing the opinion set forth in this paragraph (iii), such counsel may assume that the Trustee's certificates of authentication of the Notes have been manually signed by one of the Trustee's authorized officers and that the Notes, in the form delivered to the Agents, conform to the specimens thereof examined by such counsel, which facts need not be verified by an inspection of the individual Notes.

                          (iv) The execution, delivery and performance of the
                  Indenture and of this Agreement and any applicable Terms Agreement and the issuance and sale of the Notes and compliance with the terms and provisions hereof and thereof will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (a) any order known to such counsel of any governmental agency having jurisdiction over the Company or any of its properties or any agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, which would cause a material adverse change in the financial position, shareholders' equity or results of operations of the Company or affect the validity of the Notes or the legal authority of the Company to comply with the terms of the Notes, the Indenture, this Agreement or any applicable Terms Agreement or (b) the charter or by-laws of the Company, and the Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement and any Terms Agreement.

                           (v) The Indenture has been duly authorized, executed
                  and delivered by the Company and (assuming the due authorization, execution and delivery by the Trustee) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                          (vi) This Agreement and any applicable Terms Agreement
                  have each been duly authorized, executed and delivered by the Company.

                         (vii) No authorization, approval or consent of any
                  governmental authority or agency is necessary in connection with the transactions contemplated by this Agreement and any Terms Agreement, except such as may be required under the 1933 Act, state securities or Blue Sky laws and except as have been obtained.

                  (2) Opinion of Company Counsel. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, who may rely as to all matters governed by Utah law and as to the approval or consent of governmental authorities of jurisdictions in which the Company operates, upon the opinion of Gary G. Sackett, Esq., referred to above, to the effect that:

                           (i) The sale and issuance of the Notes have been
                  authorized by the requisite corporate action on the part of the Company, and the Notes, when executed and authenticated in accordance with the terms of the Indenture, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); in expressing the opinion set forth in this paragraph (i), such counsel may assume that the

                  Trustee's certificates of authentication of the Notes have been manually signed by one of the Trustee's authorized officers and that the Notes, in the form delivered to the Agents, conform to the specimens thereof, examined by such counsel, which facts need not be verified by an inspection of the individual Notes.

                          (ii) The Notes and the Indenture conform in all
                  material respects to the descriptions thereof contained in the Prospectus.

                         (iii) The Indenture has been qualified under the
                  1939 Act.

                          (iv) The Indenture has been duly authorized, executed
                  and delivered by the Company and, assuming the due authorization, execution and delivery by the Trustee, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                           (v) This Agreement and any applicable Terms Agreement
                  have each been duly authorized, executed and delivered by the Company.

                          (vi) The Registration Statement and the Prospectus and
                  each amendment or supplement thereto, as of their respective effective or issue dates (but excluding the Form T-1 and the financial statements, schedules and other financial data included in or excluded from the Registration Statement or the exhibits thereto, as to which such counsel need express no opinion), and the Indenture appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act, the 1933 Act Regulations and the 1939 Act, as applicable.

                         (vii) Such counsel does not know of any legal or
                  governmental proceedings required to be described in the Registration Statement or Prospectus which are not described as required, nor of any contracts or documents of a character which are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

                        (viii) No authorization, approval or consent of any
                  governmental authority or agency is necessary in connection with the transactions contemplated by this Agreement and any applicable Terms Agreement, except such as may be required by the 1933 Act or state securities or Blue Sky laws and except as have been obtained.

                  (3) Opinion of Counsel to the Agents. The opinion of Brown & Wood LLP, counsel to the Agents, who may rely as to all matters governed by Utah law and as to the approval or consent of governmental authorities of jurisdictions in which the Company operates, upon the opinion of Gary G. Sackett, Esq., referred to above, covering the matters referred to in subparagraph (1) under the subheading (i) and subparagraph (2) under the subheadings (i) through (vi), inclusive, above.

                  (4) In giving their opinions as of the date hereof required by subsection (a)(2) and (a)(3) of this Section, Skadden, Arps, Slate, Meagher & Flom LLP and Brown & Wood LLP shall each additionally state the time and date on which Registration Statement was declared effective under the 1933 Act, or if such counsel have not received an effectiveness order from the Commission, that such counsel have been advised by the Commission of the time and date on which the Registration Statement was declared effective and, to the best of such counsel's knowledge, that no stop order suspending the Registration Statement's effectiveness has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission. In addition, each such counsel shall state that they have participated in conferences with officers and representatives of the Company, representatives of the independent accountants of the Company, and the Agents, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that lead them to believe that the Registration Statement, at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement and prior to the date of such statement, then at the time such amendment became effective or at the time of the most recent such filing (to the extent deemed to be incorporated by reference in the Registration Statement and Prospectus), or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains or contained an untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that they express no opinion or belief with respect to the Form T-1 or to the financial statements, schedules and other financial data included in or excluded from the Registration Statement or the exhibits thereto or incorporated by reference in such Registration Statement or Prospectus.

                  (5) In giving his opinion required by Section 7(c), Gary G. Sackett, Esq. shall additionally state the time and date on which Registration Statement was declared effective under the 1933 Act, or if such counsel has not received an effectiveness order from the Commission, that such counsel has been advised by the Commission of the time and date on which the Registration Statement was declared effective and, to the best of such counsel's knowledge, that no stop order suspending the Registration Statement's effectiveness has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission. In addition, such counsel shall state that he has participated in conferences with officers and representatives of the Company, representatives of the independent accountants of the Company, and the Agents, at which the contents of the Registration Statement, the Prospectus and any amendments or supplements thereto, and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or any amendments or supplements thereto and has made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that lead him to believe that the Registration Statement, at the date thereof, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement and prior to the date of such statement, then at the time such amendment became effective or at the time of the most recent such filing (to the extent deemed to be incorporated by reference in the Registration Statement and Prospectus), or (if such opinion is being delivered in connection with a Terms Agreement) at the date of any Terms Agreement and at the

         Settlement Date with respect thereto, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date thereof, or (if such opinion is being delivered in connection with a Terms Agreement) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains or contained an untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that he expresses no opinion or belief with respect to the Form T-1 or to the financial statements, schedules and other financial data included in or excluded from the Registration Statement or the exhibits thereto or incorporated by reference in such Registration Statement or Prospectus.

         (b) Officer's Certificate. At the date hereof the Agents shall have received a certificate of the President or any Vice President and a principal financial or accounting officer of the Company, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of any applicable Terms Agreement, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the other representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued and no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 5(b), the term "Prospectus" means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the Notes.

         (c) Comfort Letter. On the date hereof, the Agents shall have received a letter from Ernst & Young LLP, dated as of the date hereof and in form and substance reasonably satisfactory to the Agents, to the effect that:

                  (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations and no information concerning their relationship with or interest in the Company is required by Item 10 of the Registration
         Statement.

                 (ii) It is their opinion that the consolidated financial statements and supporting schedules included or incorporated by reference in the Registration Statement and covered by their opinions incorporated therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations.

                (iii) They have read any unaudited financial statements included in the Registration Statement and Prospectus.

                 (iv) On the basis of the reading referred to in clause (iii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that: (A) the unaudited financial statements, if any, included or incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the regulations promulgated under the 1934 Act or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference therein; (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of such letter, there was any change in the capital stock or any increase in the short-term indebtedness or long-term debt of the Company or, at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of such letter, there was any decrease in the net current assets or net assets, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus; or (C) for the twelve-month period ending on the closing date of the latest available income statement read by such accountants, or from such latest available income statement read by such accountants to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period of the previous year, in total revenues, operating income or income (in each case, from continuing operations), or (with respect only to quarterly accounting periods) in the ratio of earnings to fixed charges; except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur.

                  (v) They have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included or incorporated by reference in the Registration Statement and the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results.

         (d) Other Documents. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties or the fulfillment of any of the conditions herein contained.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the Agent party thereto, any applicable Terms Agreement) may be terminated by any of the Agents (as to itself only) by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(h) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery set forth in Section 11 hereof, the provisions relating to governing law and forum set forth in Section 14 and the provisions set forth under "Parties" of Section 15 hereof shall remain in effect.

SECTION 6.            Delivery of and Payment for Notes Sold through the Agents.

         Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agent shall promptly notify the Company and deliver the Note to the Company, and, if the Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to the Agent. If such failure occurred for any reason other than default by the Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its reasonable loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7.             Additional Covenants of the Company.

         The Company covenants and agrees with the Agents that:

         (a) Reaffirmation of Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes, and each delivery of Notes to one or more of the Agents pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to the Agent or Agents, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

         (b) Subsequent Delivery of Certificates. Subject to the provisions of
Section 4(l) hereof, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the establishment of or a change in the interest rates, maturity or price of Notes or similar changes or an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes), or there is filed with the Commission any document incorporated by reference into the Prospectus or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to one or more Agents pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to the Agents as soon as practicable a certificate dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agents and to counsel to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

         (c) Subsequent Delivery of Legal Opinions. Subject to the provisions of Section 4(l) hereof and unless the Agents shall otherwise specify, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, maturity or price of the Notes or similar changes or solely for the inclusion of additional financial information or an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes), or there is filed with the Commission any document incorporated by reference into the Prospectus, or, if required pursuant to the terms of a Terms Agreement, the Company sells Notes to one or more Agents pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished as soon as practicable to the Agents and to counsel to the Agents a written opinion of each of Gary G. Sackett, Esq., counsel for the Company and Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, or other counsel satisfactory to the Agents dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents and to counsel to the Agents, of the same tenor as the opinions referred to in Section 5(a)(1), 5(a)(2) and 5(a)(5) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions; or, in lieu of such opinions, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

         (d) Subsequent Delivery of Comfort Letters. Subject to the provisions of Section 4(l) hereof and unless the Agents shall otherwise specify, each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information or, (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to one or more Agents pursuant to a Terms Agreement, the Company shall cause Ernst & Young LLP or other independent certified public accountants reasonably satisfactory to the Agents, as soon as practicable to furnish the Agents a letter, dated the date of the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the letter referred to in Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Ernst & Young LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information.

SECTION 8.             Indemnification.

         (a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

             (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred, (including, subject to Section 8(c) hereof, the reasonable fees and disbursements of counsel chosen by each Agent) in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or special counsel for the Company by or on behalf of any Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of any Agent (or any person controlling such Agent) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Notes which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) (in each case exclusive of the documents from which information is incorporated by reference) at or prior to the written confirmation of the sale of such Notes to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

         (b) Indemnification of Company. Each Agent severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, liability, claim, damage, expense or action as such expenses are incurred.


         (c) General. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under Section 8 or 9 hereof (whether or not the indemnified parties are actual or potential parties hereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d)      Settlement without Consent if Failure to Reimburse.
         If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided however, this provision does not limit the indemnifying party from contesting the reasonableness and appropriateness of the attorneys fees and expenses.

SECTION 9.             Contribution.

         In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Agents, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Agents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, liabilities, claims, damages and expenses referred to in the first sentence of this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this
Section 9. Notwithstanding the provisions of this Section 9, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold through or by it to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company. The Agents' obligations in this Section 9 to contribute are several in proportion to their respective obligations and not joint.

SECTION 10.            Payment of Expenses.

         The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

                  (a) The printing and filing of the Registration Statement as originally filed and each amendment thereto and the Prospectus and any amendments or supplements thereto;

                  (b) The preparation, filing and reproduction of this Agreement;

                  (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

                  (d) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any Calculation Agent;

                  (e) The reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby;

                  (f) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

                  (g) The printing and delivery to the Agents of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

                  (h) The preparation, printing, reproducing and delivery to the Agents of copies of the Indenture and all supplements and amendments thereto;

                  (i) Any fees charged by rating agencies for the rating of the Notes;


                  (j) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

                  (k) Any advertising and other out-of-pocket expenses of the Agent incurred with the prior written approval of the Company;

                  (l) The cost of providing any CUSIP or other identification numbers for the Notes; and

                  (m) The fees and expenses of any Depositary (as defined in the Indenture) and any nominees thereof in connection with the Notes.

SECTION 11.            Representations, Warranties and Agreements to
                       Survive Delivery.

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or controlling person of, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12.            Termination.

         (a) Termination of this Agreement. This Agreement (excluding any Terms Agreement) may be terminated for any reason, at any time by either the Company or the Agents upon the giving of 30 days' written notice of such termination to the other party hereto; provided, however, that the termination of this Agreement by an Agent shall terminate this Agreement only between such Agent and the Company and the Company's notice of termination as to any one Agent shall terminate this Agreement only between itself and such Agent.

         (b) Termination of a Terms Agreement. The Agent or Agents party to a Terms Agreement may terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis, the effect of which is such as to make it, in the reasonable judgment of the Agent or Agents party to such Terms Agreement, impracticable to market the Notes subject to such

Terms Agreement or enforce contracts for the sale of such Notes, or (iii) if trading in the Notes has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal, New York or Utah authorities, or (iv) the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company as of the date of such agreement shall have been lowered since that date or if any such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to the Agent's or Agents' attention any facts that would cause such Agent or Agents to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. As used in this Section 12(b), the term "Prospectus" means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the related Notes.

         (c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) each Agent shall be entitled to any commission earned in accordance with the third paragraph of
Section 3(a) hereof, (ii) if at the time of termination (a) the Agents shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11 and 15 hereof shall remain in effect.

SECTION 13.            Notices.

         Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

         If to the Company:

            Mountain Fuel Supply Company

            180 East First South Street
            Salt Lake City, Utah  84111
            or P.O. Box 45433
            Salt Lake City, Utah  84145
            Attention:  Vice President, Treasurer and
                            Chief Financial Officer
            Telecopy:  (801) 324-5483

         If to Merrill Lynch:

            Merrill Lynch & Co.
            Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated
            North Tower - 10th Floor
            World Financial Center
            New York, New York  10281-1310
            Attention:  MTN Product Management,
            Telecopy:  (212) 449-2234

         If to Smith Barney:

            Smith Barney Inc.
            390 Greenwich Street - 4th Floor
            New York, New York  10013
            Attention:  MTN Product Management/Origination
            Telecopy:  (212) 723-8854

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14.            Governing Law.

         This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against the Agents in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 15.            Parties.

         This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in

Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.            Captions.

         The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                                            Very truly yours,

                                            MOUNTAIN FUEL SUPPLY COMPANY

                                            By:
                                                ---------------------------
                                                D.N. Rose
                                                President and Chief Executive
                                                Officer

Accepted:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By:
     ---------------------------------
     Name:
     Title:

SMITH BARNEY INC.

By:
     ---------------------------------
     Name:
     Title:

                                                                      EXHIBIT A


Mountain Fuel Supply Company
180 East First South
Salt Lake City, Utah  84147

         Re: Distribution Agreement among the Mountain Fuel Supply Company, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Smith Barney Inc. dated

                  June  , 1997

         The undersigned agrees to purchase the following principal amount of the Medium-Term Notes, Series C, referred to in the above-mentioned
Agreement:  $_______________

         [The undersigned agrees to purchase the aggregate principal amount of Medium-Term Notes, Series C, referred to in the above-mentioned Agreement set forth below:]

            [Merrill Lynch, Pierce, Fenner & Smith
                             Incorporated ..............       $            ]
                                                                ------------
            [Smith Barney Inc. .........................       $            ]
                                                                ------------


       The terms of such Medium-Term Notes, Series C, shall be as set forth below.

       Interest Rate:

          If Fixed Rate Note:
              Interest Rate:
              Interest Payment Dates (if other than April 1 and October 1):
              Regular Record Dates (if other than March 15 and September 15):

          If Floating Rate Note:
              Base Rate or Rates:
              Initial Interest Rate:
              Initial Interest Reset Date:
              Spread, if any:
              Spread Multiplier, if any:
              Interest Reset Date(s):
              Interest Payment Date(s):
              Index Maturity:
              Maximum Interest Rate, if any:
              Minimum Interest Rate, if any:
              Interest Payment Period:

              Interest Reset Period:

              Calculation Agent (if other than First Security Bank,
              N.A.):

          If Redeemable:
              Redemption Commencement Date:
              Redemption Percentage:
              Annual Redemption Percentage:

          If Repayable:
              Optional Repayment Date(s):

       Principal Amount:  $______________
       Stated Maturity:
       Trade Date:
       Issue Price:  ________%
       Agent's Discount or Commission:
       Original Issue Date:
       Settlement Date and Time:
       Additional Terms:

       The Certificate referred to in Section 7(b), the opinions of counsel referred to in Section 7(c) and the accountants' letter referred to in Section 7(d) of the above-mentioned Agreement will [not] be required, and the stand-off agreement set forth in Section 4(k) of the above-mentioned Agreement will [not] be applicable.

       This Agreement and all of the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

       If the foregoing is in accordance with our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED



                                          By:
                                             ----------------------------------
                                                     Authorized Signatory

                                          SMITH BARNEY INC.

                                          By:
                                             ----------------------------------
                                                     Authorized Signatory

CONFIRMED AND ACCEPTED,
as of the date first above written.

MOUNTAIN FUEL SUPPLY COMPANY


By:
    ------------------------------------
    Name:
    Title:

                                   SCHEDULE A

 As compensation for the services of the Agents hereunder, the Company shall pay the related Agent, on a discount basis, a commission for the sale of each Note by such Agent equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                                 PERCENT OF
MATURITY RANGES                                               PRINCIPAL AMOUNT
---------------                                               ----------------

From 9 months to less than 1 year.............                      .125%


From 1 year to less than 18 months............                      .150


From 18 months to less than 2 years...........                      .200


From 2 years to less than 3 years.............                      .250


From 3 years to less than 4 years.............                      .350


From 4 years to less than 5 years.............                      .450


From 5 years to less than 6 years.............                      .500


From 6 years to less than 7 years.............                      .550


From 7 years to less than 10 years.............                     .600


From 10 years to less than 15 years............                     .625


From 15 years to less than 20 years............                     .700


From 20 years to 30 years......................                     .750

                                                                      EXHIBIT B

                          MOUNTAIN FUEL SUPPLY COMPANY

                            ADMINISTRATIVE PROCEDURES

             for Fixed and Floating Rate Medium-Term Notes, Series C
                            (Dated as of June , 1997)

         Medium-Term Notes, Series C (the "Notes") are to be offered on a continuing basis by Mountain Fuel Supply Company (the "Company") through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Smith Barney Inc. who, as agents (each an "Agent", and collectively, the "Agents"), have agreed to use their reasonable efforts to solicit offers to purchase the Notes from the Company. The Agents may also purchase Notes as principal for resale.

         The Notes are being sold pursuant to a Distribution Agreement between the Company and the Agents, dated June , 1997 (the "Distribution Agreement"). Additionally, the Company has reserved the right to sell Notes on its own behalf directly to purchasers. The Notes will be issued as a series of securities under an Indenture (the "Indenture"), dated as of May 1, 1992, between the Company and First Security Bank, N.A., as successor trustee to Citibank, N.A. (the "Trustee"). A Registration Statement (the "Registration Statement", which term shall include any additional registration statements filed in connection with the Notes as provided in the introductory paragraph of the Distribution Agreement) with respect to the Notes has been filed with the Securities and Exchange Commission (the "Commission"). The most recent basic Prospectus included in the Registration Statement, as supplemented with respect to the Notes, is herein referred to as the "Prospectus". The most recent supplement to the Prospectus with respect to the specific terms of the Notes is herein referred to as the "Pricing Supplement".

         Unless otherwise specified in the applicable Pricing Supplement, each Note will be issued (a) fully registered in book-entry form (each, a "Book-Entry Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in definitive form (each, a "Definitive Note") delivered to the purchaser thereof or a person designated by such purchaser. Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Notes in definitive form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

         General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Notes issued in definitive form will be issued in accordance with the procedures set forth in
Part III hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

                          PART I: PROCEDURES OF GENERAL

                                  APPLICABILITY

Date of Issuance/
  Authentication:                       Each Note will be dated as of the date
                                        of its authentication by the Trustee.
                                        Each Note shall also bear an original
                                        issue date (each, an "Original Issue
                                        Date").  The Original Issue Date shall
                                        remain the same for all Notes
                                        subsequently issued upon transfer,
                                        exchange or substitution of an original
                                        Note regardless of their dates of
                                        authentication.

Maturities:                             Each Note will mature on a date no less
                                        than nine months or more than 30 years
                                        from its Original Issue Date (the
                                        "Stated Maturity Date") selected by the
                                        investor or other purchaser and agreed
                                        to by the Company.

Registration:                           Unless otherwise provided in the
                                        applicable Pricing Supplement, Notes
                                        will be issued only in fully registered
                                        form.

Denominations:                          Unless otherwise provided in the
                                        applicable Pricing Supplement, the Notes will be issued in denominations of $1,000 and integral multiples thereof.

Interest Rate Bases
  applicable to
  Floating Rate
  Notes: Unless otherwise provided in the applicable Pricing Supplement, Floating Rate Notes will bear interest at a rate or rates determined by reference to the Commercial Paper Rate, the Federal Funds

                                        Rate, LIBOR, the Prime Rate, the
                                        Treasury Rate, or such other interest
                                        rate basis or formula as may be set
                                        forth in applicable Pricing Supplement,
                                        or by reference to two or more such
                                        rates, as adjusted by the Spread and/or
                                        Spread Multiplier, if any, applicable to such Floating Rate Notes.

Redemption/Repayment:                   The Notes will be subject to redemption
                                        by the Company in accordance with the
                                        terms of the Notes, which will be fixed
                                        at the time of sale and set forth in the applicable Pricing Supplement. If no
                                        Initial Redemption Date is indicated
                                        with respect to a Note, such Note will
                                        not be redeemable prior to its Stated
                                        Maturity Date.

                                        The Notes will be subject to repayment
                                        at the option of the Holders thereof in
                                        accordance with the terms of the Notes,
                                        which will be fixed at the time of sale
                                        and set forth in the applicable Pricing
                                        Supplement. If no Optional Repayment
                                        Date is indicated with respect to a
                                        Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity Date.

Calculation of
  Interest:                             In case of Fixed Rate Notes, interest
                                        (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

                                        The interest rate on each Floating Rate
                                        Note will be calculated by reference to
                                        the specified Interest Rate Basis or
                                        Bases plus or minus the applicable
                                        Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any.

                                        Unless otherwise provided in the
                                        applicable Pricing Supplement, interest
                                        on each Floating Rate Note will be
                                        calculated by multiplying its principal
                                        amount by an accrued interest factor.
                                        Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which
                                        accrued interest is being calculated.
                                        Unless otherwise provided in the
                                        applicable Pricing Supplement, the
                                        interest factor for each such day is
                                        computed by dividing the interest rate
                                        applicable to such day by 360 if the
                                        Commercial Paper Rate, the Federal Funds
                                        Rate, LIBOR or Prime Rate is an
                                        applicable Interest Rate Basis, or by
                                        the actual number of days in the year if the Treasury Rate is an applicable Interest Rate Basis. As provided in the applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the lowest, highest or average of the applicable Interest Rate Bases applied.

Interest:                               General.  Each Note will bear interest
                                        in accordance with its terms.  Unless
                                        otherwise provided in the applicable
                                        Pricing Supplement, interest on each
                                        Note will accrue from and including the
                                        Original Issue Date of such Note for the first interest period or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for all subsequent interest periods to but excluding the applicable Interest Payment Date or the Stated Maturity Date or date of earlier redemption or repayment, as the case may be (the Stated Maturity Date or date of earlier redemption or repayment is referred to herein as the "Maturity
                                        Date" with respect to the principal
                                        repayable on such date).

                                        If an Interest Payment Date or the
                                        Maturity Date with respect to any Fixed
                                        Rate Note falls on a day that is not a
                                        Business Day (as defined below), the

                                        required payment to be made on such day
                                        need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after such day to the next succeeding Business Day. If an Interest Payment Date other than the Maturity Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Note for which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date with respect to any Floating Rate Note falls on a day that is not a Business Day, the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after the Maturity Date to the next succeeding Business Day. Unless otherwise provided in the applicable Pricing Supplement, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Notes for which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as defined below). "London Business Day" means, unless otherwise specified in the applicable Pricing Supplement, any day on which dealings in deposits in United States dollars are
                                        transacted in the London interbank
                                        market.

                                        Regular Record Dates. Unless otherwise
                                        provided in the applicable Pricing
                                        Supplement, the "Regular Record Date"
                                        for a Note shall be the date 15 calendar days (whether or not a Business Day) preceding the applicable Interest Payment Date.

                                        Interest Payment Dates. Interest
                                        payments will be made on each Interest
                                        Payment Date commencing with the first
                                        Interest Payment Date following the
                                        Original Issue Date; provided, however,
                                        the first payment of interest on any
                                        Note originally issued between a Regular
                                        Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next succeeding Regular Record Date.

                                        Unless otherwise provided in the
                                        applicable Pricing Supplement, interest
                                        payments on Fixed Rate Notes will be
                                        made semiannually in arrears on April
                                        1st and October 1st of each year and on
                                        the Maturity Date, while interest
                                        payments on Floating Rate Notes will be
                                        made as specified in the applicable
                                        Pricing Supplement.

Acceptance and
  Rejection of Offers
  from Solicitation
  as Agents:                            If agreed upon by any Agent and the
                                        Company, then such Agent acting solely
                                        as agent for the Company and not as
                                        principal will solicit purchases of the
                                        Notes.  Each Agent will communicate to
                                        the Company, orally or in writing, each
                                        reasonable offer to purchase Notes
                                        solicited by such Agent on an agency
                                        basis, other than those offers rejected
                                        by such Agent.  Each Agent has the
                                        right, in its discretion reasonably

                                        exercised, to reject any proposed
                                        purchase of Notes, as a whole or in
                                        part, and any such rejection shall not
                                        be a breach of such Agent's agreement
                                        contained in the Distribution Agreement.
                                        The Company has the sole right to accept or reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not a breach of the Company's agreement contained in the Distribution Agreement. Each Agent has agreed to make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company.

Preparation of
  Pricing Supplement:                   If any offer to purchase a Note is
                                        accepted by the Company, the Company
                                        will promptly prepare a Pricing
                                        Supplement reflecting the terms of such
                                        Note. Information to be included in the Pricing Supplement shall include:

                                         1.  the name of the Company;

                                         2.  the title of the Notes;

                                         3.  the date of the Pricing Supplement
                                             and the date of the Prospectus to
                                             which the Pricing Supplement
                                             relates;

                                         4.  the name of the Offering Agent (as
                                             defined below);

                                         5.  whether such Notes are being sold
                                             to the Offering Agent as principal
                                             or to an investor or other pur-
                                             chaser through the Offering Agent

                                             acting as agent for the Company;

                                         6.  with respect to Notes sold to the
                                             Offering Agent as principal,
                                             whether such Notes will be resold
                                             by the Offering Agent to investors
                                             and other purchasers at (i) a fixed
                                             public offering price of a
                                             specified percentage of their
                                             principal amount or (ii) at varying
                                             prices related to prevailing market
                                             prices at the time of resale to be
                                             determined by the Offering Agent;

                                         7.  with respect to Notes sold to an
                                             investor or other purchaser through
                                             the Offering Agent acting as agent
                                             for the Company, whether such Notes
                                             will be sold at (i) 100% of their
                                             principal amount or (ii) a
                                             specified percentage of their
                                             principal amount;

                                         8.  the Offering Agent's discount
                                             or commission;

                                         9.  Net proceeds to the Company;

                                        10.  the Principal Amount, Specified
                                             Currency, Original Issue Date,
                                             Stated Maturity Date, Interest
                                             Payment Date(s), Authorized
                                             Denomination, Initial Redemption
                                             Date, if any, Initial Redemption
                                             Percentage, if any, Annual
                                             Redemption Percentage Reduction, if
                                             any, Optional Repayment Date(s), if
                                             any, Exchange Rate Agent, if any,
                                             Default Rate, if any, and, in the
                                             case of Fixed Rate Notes, the
                                             Interest Rate, and whether such
                                             Fixed Rate Note is an Original
                                             Issue Discount Note (and, if so,
                                             the Issue Price), and, in the case
                                             of Floating Rate Notes, the
                                             Interest Category, the Interest
                                             Rate Basis or Bases, the Day Count
                                             Convention, Index Maturity (if

                                             applicable), Initial Interest Rate,
                                             if any, Maximum Interest Rate, if
                                             any, Minimum Interest Rate, if any,
                                             Initial Interest Reset Date,
                                             Interest Reset Dates, Spread and/or
                                             Spread Multiplier, if any, and
                                             Calculation Agent; and

                                        11.  any other additional provisions of
                                             the Notes material to investors or
                                             other purchasers of the Notes not
                                             otherwise specified in the
                                             Prospectus.

                                        The Company shall use its reasonable
                                        best efforts to send such Pricing
                                        Supplement by telecopy or overnight
                                        express (for delivery by the close of
                                        business on the applicable trade date,
                                        but in no event later than 11:00 a.m.
                                        New York City time, on the Business Day
                                        following the applicable trade date) to
                                        the Agent which made or presented the
                                        offer to purchase the applicable Note
                                        (in such capacity, the "Offering Agent") and the Trustee at the following applicable address: if to Merrill Lynch & Co., to: Tritech Services, 40 Colonial Drive, Piscataway, New Jersey 08854,
                                        Attention: Prospectus Operations/

                                        Susannah Putnam, (908) 885-2769,
                                        telecopier: (908) 885-2774/5/6; if to
                                        Smith Barney Inc., 390 Greenwich Street,
                                        4th Floor, New York, New York 10013,
                                        Attention: MTN Product Management/
                                        Origination, (212) 723-5123, telecopier:
                                        (212) 723-8854; and by telecopy to Smith
                                        Barney Inc., Brooklyn Army Terminal, 140
                                        58th Street, 8th Floor, Brooklyn, New
                                        York 11220, Attention: Prospectus
                                        Fulfillment - Andrea Springer, (718)
                                        921-8460, telecopier: (718) 921-8472;
                                        and if to the Trustee, to: First
                                        Security Bank, N.A., Attention:
                                        Corporate Trust Department, 79 South
                                        Main Street, Salt Lake City, Utah 84111,

                                        telecopier: (801) 246-5053. For record
                                        keeping purposes, one copy of such
                                        Pricing Supplement shall also be mailed
                                        or telecopied to Merrill Lynch & Co.,
                                        Merrill Lynch, Pierce, Fenner & Smith
                                        Incorporated, World Financial Center,
                                        North Tower, 10th Floor, New York, New
                                        York, 10281-1310, Attention: MTN Product
                                        Management, (212) 449-7476, telecopier:
                                        (212) 449-2234, with a copy to Smith
                                        Barney Inc., 390 Greenwich Street, 4th
                                        Floor, New York, New York 10013,
                                        Attention: MTN Product
                                        Management/Origination, (212) 723-5123,
                                        telecopier: (212) 723-8854 and with a
                                        copy to Brown & Wood LLP, 555 California
                                        Street, San Francisco, California 94104,
                                        Attention: Paul C. Pringle, Esq.

                                        In each instance that a Pricing
                                        Supplement is prepared, the Offering
                                        Agent will provide a copy of such
                                        Pricing Supplement to each investor or
                                        purchaser of the relevant Notes or its
                                        agent. Pursuant to Rule 434 ("Rule 434") of the Securities Act of 1933, as amended, the Pricing Supplement may be delivered separately from the
                                        Prospectus. Outdated Pricing Supplements
                                        (other than those retained for files)
                                        will be destroyed.

Settlement:                             The receipt of immediately available
                                        funds by the Company in payment for a
                                        Note and the authentication and delivery of such Note shall, with respect to such

                                        Note, constitute "settlement". Offers
                                        accepted by the Company will be settled
                                        in three Business Days, or at such time
                                        as the purchaser, the applicable Agent
                                        and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement Procedure Timetable" with respect to Global Notes and Certificated Notes, respectively (each such date fixed for settlement is hereinafter
                                        referred to as a "Settlement Date"). If
                                        procedures A and B of the applicable
                                        Settlement Procedures with respect to a
                                        particular offer are not completed on or before the time set forth under the applicable "Settlement Procedures
                                        Timetable", such offer shall not be
                                        settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.

                                        The foregoing settlement procedures may
                                        be modified with respect to any purchase of Notes by an Agent as principal if so agreed by the Company and such Agent.

Procedure for Changing
  Rates or Other
  Variable Terms:                       When a decision has been reached to
                                        change the interest rate or any other
                                        variable term on any Notes being sold by the Company, the Company will promptly advise the Agents and the Trustee by facsimile transmission and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The
                                        Agents will telephone the Company with
                                        recommendations as to the changed
                                        interest rates or other variable terms.
                                        At such time as the Company notifies the Agents and the Trustee of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time, only "indications of interest" may be recorded. Immediately after acceptance by the Company of an offer to purchase Notes at a new interest rate or new variable term, the Company, the Offering Agent and the

                                        Trustee shall follow the procedures set
                                        forth under the applicable "Settlement
                                        Procedures".


Suspension of
  Solicitation;
  Amendment or
  Supplement:                           The Company may instruct the Agents to
                                        suspend solicitation of offers to
                                        purchase Notes at any time.  Upon
                                        receipt of such instructions, the
                                        Agents will forthwith suspend
                                        solicitation of offers to purchase from
                                        the Company until such time as the
                                        Company has advised the Agents that
                                        solicitation of offers to purchase may
                                        be resumed.  If the Company decides to
                                        amend or supplement the Registration
                                        Statement or the Prospectus (other than
                                        to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes), it will promptly advise the Agents and will furnish the Agents and their counsel with copies of the proposed amendment or supplement.
                                        Copies of such amendment or supplement
                                        will be delivered or mailed to the
                                        Agents, their counsel and the Trustee in quantities which such parties may reasonably request at the following respective addresses: Merrill Lynch &
                                        Co., World Financial Center, North
                                        Tower, 10th Floor, New York, New York
                                        10281-1310, Attention: MTN Product
                                        Management, (212) 449-7476, telecopier:
                                        (212) 449-2234; and Smith Barney Inc.,
                                        390 Greenwich Street, 4th Floor, New
                                        York, New York 10013, Address,
                                        Attention: MTN Product Management/
                                        Origination, (212) 723-5123, telecopier:
                                        (212) 723-8854; and if to the Trustee,
                                        to: First Security Bank, N.A.,
                                        Attention: Corporate Trust Department,
                                        79 south Main Street, Salt Lake City,
                                        Utah 84111, telecopier: (801) 246-5053.
                                        For record keeping purposes, one copy of each such amendment or supplement shall also be mailed or telecopied to Brown &
                                        Wood LLP, 555 California Street, San
                                        Francisco, California 94104, Attention:

                                        Paul C. Pringle, Esq., (415) 772-1200,
                                        telecopier:  (415) 397-4621.

                                        In the event that at the time the
                                        solicitation of offers to purchase from
                                        the Company is suspended (other than to
                                        establish or change interest rates or
                                        formulas, maturities, prices or other
                                        similar variable terms with respect to
                                        the Notes) there shall be any offers to
                                        purchase Notes that have been accepted
                                        by the Company which have not been
                                        settled, the Company will promptly
                                        advise the Offering Agent and the
                                        Trustee whether such offers may be
                                        settled and whether copies of the
                                        Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus
  and applicable
  Pricing Supplement:                   A copy of the most recent Prospectus and
                                        the applicable Pricing Supplement, which pursuant to Rule 434 may be delivered separately from the Prospectus, must accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.

Authenticity of
  Signatures:                           The Agents will have no obligation or
                                        liability to the Company or the Trustee
                                        in respect of the authenticity of the
                                        signature of any officer, employee or
                                        agent of the Company or the Trustee on
                                        any Note.

Documents Incorporated
  by Reference:                         The Company shall supply the Agents with
                                        an adequate supply of all documents
                                        incorporated by reference in the
                                        Registration Statement and the
                                        Prospectus.

Taxes: Under the Indenture, Notes may be issued at a discount from the stated principal amount thereof or with such terms (such as contingent interest, interest holidays, irregular accrual periods, interest payable in additional Notes, stepped rates, rates based on multiple or non-conventional interest indices or Notes on which payments are tied to the value of a single stock, a basket of stocks, a commodity or a stock or commodities index) so as to cause the Notes to be subject to the original issue discount rules of federal, state, local or foreign tax laws. In the event Notes are issued at such discount or with such terms so as to cause original issue discount rules to apply, the terms of such Notes and additional disclosure regarding the federal income tax treatment of such Notes as well as certain other considerations will be provided in the applicable Pricing Supplement relating thereto.

                      PART II: PROCEDURES FOR NOTES ISSUED
                               IN BOOK-ENTRY FORM

     In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, dated , 1997, and a Certificate Agreement, dated _______________, 19__, between the Trustee and DTC, as amended (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                               All Fixed Rate Notes issued in
                                        book-entry form having the same Original
                                        Issue Date, Specified Currency, Interest
                                        Rate, Default Rate, Interest Payment
                                        Dates, redemption and/or repayment
                                        terms, if any, and Stated Maturity Date
                                        (collectively, the "Fixed Rate Terms")
                                        will be represented initially by a
                                        single Global Note; and all Floating
                                        Rate Notes issued in book-entry form
                                        having the same Original Issue Date,
                                        Specified Currency, Interest Category,
                                        formula for the calculation of interest
                                        (including the Interest Rate Basis or
                                        Bases, which may be the Commercial Paper rate, the Federal Funds Rate, LIBOR, the
                                        Prime Rate or the Treasury Rate or any
                                        other interest rate basis or formula,
                                        and Spread and/or Spread Multiplier, if
                                        any), Day Count Convention, Initial
                                        Interest Rate, Default Rate, Index
                                        Maturity (if applicable), Minimum
                                        Interest Rate, if any, Maximum Interest
                                        Rate, if any, redemption and/or
                                        repayment terms, if any, Interest
                                        Payment Dates, Initial Interest Reset
                                        Date, Interest Reset Dates and Stated
                                        Maturity Date(collectively, the
                                        "Floating Rate Terms") will be
                                        represented initially by a single Global
                                        Note.

                                        For other variable terms with respect to the Fixed Rate Notes and Floating Rate Notes, see the Prospectus and the applicable Pricing Supplement.

                                        Owners of beneficial interests in Global
                                        Notes will be entitled to physical
                                        delivery of Certificated Notes equal in
                                        principal amount to their respective
                                        beneficial interests only upon certain
                                        limited circumstances described in the
                                        Prospectus.

Identification:                         The Company has arranged with the CUSIP

                                        Service Bureau of Standard & Poor's
                                        Corporation (the "CUSIP Service Bureau") for the reservation of one series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers which have been reserved for and relating to Global Notes and the Company has delivered to each of the Trustee and DTC such list of such CUSIP numbers. The Company will assign CUSIP numbers to Global Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Notes, and, if it deems necessary, the Company will reserve and obtain additional CUSIP numbers for assignment to Global Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC. Notes issued in book-entry form in excess of $200,000,000 aggregate principal amount and otherwise required to be represented by the same Global Note will instead be represented by two or more Global Notes which shall all be assigned the same CUSIP number.

Registration:                           Unless otherwise specified by DTC, each
                                        Global Note will be registered in the
                                        name of Cede & Co., as nominee for DTC,
                                        on the register maintained by the
                                        Trustee under the Indenture.  The
                                        beneficial owner of a Note issued in
                                        book-entry form (i.e., an owner of a
                                        beneficial interest in a Global Note)
                                        (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner
                                        in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such
                                        Participants, a credit balance with
                                        respect to such Note issued in
                                        book-entry form in the account of such
                                        Participants. The ownership interest of
                                        such beneficial owner in such Note
                                        issued in book-entry form will be
                                        recorded through the records of such
                                        Participants or through the separate
                                        records of such Participants and one or
                                        more indirect participants in DTC.

Transfers:                              Transfers of beneficial ownership
                                        interests in a Global Note will be
                                        accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Global Note.

Exchanges:                              The Trustee may deliver to DTC and the
                                        CUSIP Service Bureau at any time a
                                        written notice specifying (a) the CUSIP
                                        numbers of two or more Global Notes
                                        outstanding on such date that represent
                                        Global Notes having the same Fixed Rate
                                        Terms or Floating Rate Terms, as the
                                        case may be (other than Original Issue
                                        Dates), and for which interest has been
                                        paid to the same date; (b) a date,
                                        occurring at least 30 days after such
                                        written notice is delivered and at least
                                        30 days before the next Interest Payment
                                        Date for the related Notes issued in
                                        book-entry form, on which such Global
                                        Notes shall be exchanged for a single
                                        replacement Global Note; and (c) a new
                                        CUSIP number, obtained from the Company, to be assigned to such replacement
                                        Global Note.  Upon receipt of such a
                                        notice, DTC will send to its
                                        Participants (including the Trustee) a
                                        written reorganization notice to the
                                        effect that such exchange will occur on
                                        such date. Prior to the specified
                                        exchange date, the Trustee will deliver
                                        to the CUSIP Service Bureau written
                                        notice setting forth such exchange date
                                        and the new CUSIP number and stating
                                        that, as of such exchange date, the
                                        CUSIP numbers of the Global Notes to be
                                        exchanged will no longer be valid. On
                                        the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.
                                        Notwithstanding the foregoing, if the
                                        Global Notes to be exchanged exceed
                                        $200,000,000 in aggregate principal
                                        amount, one replacement Note will be
                                        authenticated and issued to represent
                                        each $200,000,000 in aggregate principal amount of the exchanged Global Notes and an additional Global Note or Notes will be authenticated and issued to represent any remaining principal amount of such Global Notes (See "Denominations" below).

Denominations:                          Unless otherwise provided in the
                                        applicable Pricing Supplement, Notes
                                        issued in book-entry form will be issued in denominations of $1,000 and integral multiples thereof. Global Notes will not be denominated in excess of $200,000,000 aggregate principal amount.
                                        If one or more Notes are issued in
                                        book-entry form in excess of
                                        $200,000,000 aggregate principal amount
                                        and would, but for the preceding
                                        sentence, be represented by a single
                                        Global Note, then one Global Note will
                                        be issued to represent each $200,000,000 in aggregate principal amount of such Notes issued in book-entry form and an additional Global Note or Notes will be issued to represent any remaining aggregate principal amount of such Note or Notes issued in book-entry form. In such a case, each of the Global Notes representing Notes issued in book-entry form shall be assigned the same CUSIP number.

Payments of Principal
  and Interest:                         Payments of Interest Only.  Promptly
                                        after each Regular Record Date, the
                                        Trustee will deliver to the Company and
                                        DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following
                                        Interest Payment Date (other than an
                                        Interest Payment Date coinciding with
                                        the Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. On such
                                        Interest Payment Date, the Company will
                                        pay to the Trustee in immediately
                                        available funds an amount sufficient to
                                        pay the interest then due and owing on
                                        the Global Notes, and upon receipt of
                                        such funds from the Company, the Trustee in turn will pay to DTC such total amount of interest due on such Global
                                        Notes (other than on the Maturity Date)
                                        which is payable in U.S. dollars, at the times and in the manner set forth below under "Manner of Payment". The Trustee shall make payment of that amount of interest due and owing on any Global
                                        Notes that Participants have elected to
                                        receive in foreign or composite cur-
                                        rencies directly to such Participants.

                                        Notice of Interest Rates. Promptly after each Interest Determination Date or Calculation Date, as the case may be, for Floating Rate Notes issued in book-entry form, the Trustee will notify each of Moody's Investors Service, Inc. and Standard & Poor's Corporation of the interest rates determined as of such Interest Determination Date.

                                        Payments at Maturity. On or about the
                                        first Business Day of each month, the
                                        Trustee will deliver to the Company and
                                        DTC a written list of principal,

                                        premium, if any, and interest to be paid on each Global Note maturing or otherwise becoming due in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee in immediately available funds an amount sufficient to make the required payments, and upon receipt of such funds the Trustee in turn will pay to DTC the principal amount of Global Notes, together with premium, if any, and interest due on the Maturity Date, which are payable in U.S. dollars, at the times and in the manner set forth below under "Manner of Payment". The Trustee shall make payment of the principal, premium, if any, and interest to be paid on the Maturity Date of each Global Note that Participants have elected to receive in foreign or composite currencies directly to such Participants. Promptly after (i) payment to DTC of the principal, premium, if any, and interest due on the Maturity Date of such Global Note which are payable in U.S. dollars and (ii) payment of the principal, premium, if any, and interest due on the Maturity Date of such Global Note to those Participants who have elected to receive such payments in foreign or composite currencies, the Trustee will cancel such Global Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of outstanding Global Notes as of the close of business on the immediately preceding Business Day.


                                        Manner of Payment.  The total amount of
                                        any principal, premium, if any, and
                                        interest due on Global Notes on any
                                        Interest Payment Date or the Maturity
                                        Date, as the case may be, which is
                                        payable in U.S. dollars shall be paid by the Company to the Trustee in funds available for use by the Trustee no later than 10:00 a.m., New York City time, on such date. The Company will make such payment on such Global Notes to an account specified by the Trustee. Upon receipt of such funds, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment in U.S. dollars of principal, premium, if any, and interest due on Global Notes on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the beneficial interests in such Global Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment in U.S. dollars by DTC of the principal of, or premium, if any, or interest on, the Global Notes. The Trustee shall make all payments of principal, premium, if any, and interest on each Global Note that Participants have elected to receive in foreign or composite currencies directly to such Participants.

                                        Withholding Taxes. The amount of any
                                        taxes required under applicable law to

                                        be withheld from any interest payment on a Global Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Global Note.

Settlement
  Procedures:                           Settlement Procedures with regard to
                                        each Note in book-entry form sold by an
                                        Agent, as agent of the Company, or
                                        purchased by an Agent, as principal,
                                        will be as follows:

                                        A.  The Offering Agent will advise the
                                            Company by telephone, confirmed by
                                            facsimile, of the following
                                            settlement information:

                                            1.     Principal amount, Authorized
                                                   Denomination, and Specified
                                                   Currency.

                                            2.     Exchange Rate Agent, if any.

                                            3. (a)  Fixed Rate Notes:

                                                  (i)    Interest Rate.

                                                 (ii)    Interest Payment Dates.

                                                (iii)    Whether such Note is
                                                         being issued with
                                                         Original Issue
                                                         Discount and, if so,
                                                         the terms thereof.

                                               (b)  Floating Rate Notes:

                                                  (i)    Interest Category.

                                                 (ii)    Interest Rate Basis or
                                                         Bases.

                                                (iii)    Initial Interest Rate.


                                                 (iv)    Spread and/or Spread
                                                         Multiplier, if any.

                                                  (v)    Initial Interest Reset
                                                         Date or Interest Reset
                                                         Dates.

                                                 (vi)    Interest Payment Dates.

                                                (vii)    Index Maturity, if any.

                                               (viii)    Maximum and/or Minimum
                                                         Interest Rates, if any.

                                                 (ix)    Day Count Convention.

                                               (viii)    Calculation Agent.

                                            4.     Price to public, if any, of
                                                   such Note (or whether such
                                                   Note is being offered at
                                                   varying prices relating to
                                                   prevailing market
                                                   prices at time of resale as
                                                   determined by the Offering
                                                   Agent).

                                            5.     Trade Date.

                                            6.     Settlement Date (Original
                                                   Issue Date).

                                            7.     Stated Maturity Date.

                                            8.     Redemption provisions, if
                                                   any.

                                            9.     Repayment provisions, if any.

                                            10.    Default Rate, if any.

                                            11.    Net proceeds to the Company.

                                            12.    The Offering Agent's
                                                   discount or commission.


                                            13.    Whether such Note is being
                                                   sold to the Offering Agent
                                                   as principal or to an
                                                   investor or other
                                                   purchaser through the
                                                   Offering Agent acting as
                                                   agent for the Company.

                                            14.    Such other information
                                                   specified with respect to
                                                   such Note (whether by
                                                   Addendum or otherwise).

                                        B.  The Company will assign a CUSIP
                                            number to the Global Note
                                            representing such Note and then
                                            advise the Trustee by facsimile
                                            transmission or other electronic
                                            transmission of the above settlement
                                            information received from the
                                            Offering Agent, such CUSIP number
                                            and the name of the Offering Agent.
                                            The Company will also advise the
                                            Offering Agent of the CUSIP number
                                            assigned to the Global Note.

                                        C.  The Trustee will communicate to DTC
                                            and the Offering Agent through DTC's
                                            Participant Terminal System a
                                            pending deposit message specifying
                                            the following settlement
                                            information:

                                            1.     The information set forth in
                                                    the Settlement Procedure A.

                                            2.     Identification numbers of the
                                                   participant accounts
                                                   maintained by DTC on behalf
                                                   of the Trustee and the
                                                   Offering Agent.

                                            3.     Identification of the Global
                                                   Note as a Fixed Rate Global
                                                   Note or Floating Rate Global

                                                   Note.

                                            4.     Initial Interest Payment
                                                   Date for such Note, number
                                                   of days by which such date
                                                   succeeds the related record
                                                   date for DTC purposes (or,
                                                   in the case of Floating Rate
                                                   Notes which reset daily or
                                                   weekly, the date five
                                                   calendar days preceding the
                                                   Interest Payment Date) and,
                                                   if then calculable, the
                                                   amount of interest payable on
                                                   such Interest Payment Date
                                                   (which amount shall have
                                                   been confirmed by the
                                                   Trustee).

                                            5.     CUSIP number of the Global
                                                   Note representing such Note.

                                            6.     Whether such Global Note
                                                   represents any other Notes
                                                   issued or to be issued in
                                                   book-entry form.

                                            DTC will arrange for each pending
                                            deposit message described above
                                            to be transmitted to Standard &
                                            Poor's Corporation, which will
                                            use the information in the
                                            message to include certain terms
                                            of the related Global Note in the
                                            appropriate daily bond report
                                            published by Standard & Poor's
                                            Corporation.

                                     D.     The Trustee will complete and
                                            authenticate the Global Note
                                            representing such Note.

++                                   E.     DTC will credit such Note to the
                                            participant account of the Trustee
                                            maintained by DTC.

                                     F.     The Trustee will enter an SDFS

                                            deliver order through DTC's
                                            Participant Terminal System
                                            instructing DTC (i) to debit such
                                            Note to the Trustee's participant
                                            account and credit such Note to the
                                            participant account of the Offering
                                            Agent maintained by DTC and (ii) to
                                            debit the settlement account of the
                                            Offering Agent and credit the
                                            settlement account of the Trustee
                                            maintained by DTC, in an amount
                                            equal to the price of such Note less
                                            such Offering Agent's discount or
                                            underwriting commission, as
                                            applicable.  Any entry of such a
                                            deliver order shall be deemed to
                                            constitute a representation and
                                            warranty by the Trustee to DTC that
                                            (i) the Global Note representing
                                            such Note has been issued and
                                            authenticated and (ii) the Trustee
                                            is holding such Global Note pursuant
                                            to the Certificate Agreement.

                                     G.     In the case of Notes in book-entry
                                            form sold through the Offering
                                            Agent, as agent, the Offering Agent
                                            will enter an SDFS deliver order
                                            through DTC's Participant Terminal
                                            System instructing DTC (i) to debit
                                            such Note to the Offering Agent's
                                            participant account and credit such
                                            Note to the participant account of
                                            the Participants maintained by DTC
                                            and (ii) to debit the settlement
                                            accounts of such Participants and
                                            credit the settlement account of the
                                            Offering Agent maintained by DTC in
                                            an amount equal to the initial
                                            public offering price of such Note.

                                     H.     Transfers of funds in accordance
                                            with SDFS deliver orders
                                            described in Settlement
                                            Procedures F and G will be
                                            settled in accordance with SDFS
                                            operating procedures in effect on
                                            the Settlement Date.

                                     I.     Upon receipt, the Trustee will pay
                                            the Company, by wire transfer of
                                            immediately available funds to an
                                            account specified by the Company to
                                            the Trustee from time to time, the
                                            amount transferred to the Trustee in
                                            accordance with Settlement Procedure
                                            F.

                                     J.     The Trustee will send a copy of the
                                            Global Note by first class mail to
                                            the Company together with a
                                            statement setting forth the
                                            principal amount of Notes
                                            Outstanding as of the related
                                            Settlement Date after giving effect
                                            to such transaction and all other
                                            offers to purchase Notes of which
                                            the Company has advised the Trustee
                                            but which have not yet been settled.

                                     K.     If such Note was sold through the
                                            Offering Agent, as agent, the
                                            Offering Agent will confirm the
                                            purchase of such Note to the
                                            investor or other purchaser either
                                            by transmitting to the Participant
                                            with respect to such Note a
                                            confirmation order through DTC's
                                            Participant Terminal System or by
                                            mailing a written confirmation to
                                            such investor or other purchaser.

Settlement Procedures
  Timetable:                            For offers to purchase Notes accepted by
                                        the Company, Settlement Procedures A
                                        through K set forth above shall be com-
                                        pleted as soon as possible following the trade but not later than the respective times (New York City time) set forth below:

                                       SETTLEMENT
                                       PROCEDURE              TIME
                                       ----------             ----

                                           A          11:00 a.m. on the trade
                                                      date or within one hour
                                                      following the trade

                                           B          12:00 noon on the trade

                                                      date or within one hour
                                                      following the trade

                                           C          No later than the close of
                                                      business on the trade date

                                           D          9:00 a.m. on Settlement
                                                      Date

                                           E          10:00 a.m. on Settlement
                                                      Date

                                           F-G        No later than 2:00 p.m. on
                                                      Settlement Date

                                           H          4:00 p.m. on Settlement
                                                      Date

                                           I-K        5:00 p.m. on Settlement
                                                      Date

                                        Settlement Procedure H is subject to
                                        extension in accordance with any
                                        extension of Fedwire closing deadlines
                                        and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                                        If settlement of a Note issued in
                                        book-entry form is rescheduled or
                                        canceled, the Trustee will deliver to
                                        DTC, through DTC's Participant Terminal
                                        System, a cancellation message to such
                                        effect by no later than 5:00 p.m., New
                                        York City time, on the Business Day
                                        immediately preceding the scheduled
                                        Settlement Date.

Failure to Settle:                      If the Trustee fails to enter an SDFS
                                        deliver order with respect to a Note
                                        issued in book-entry form pursuant to
                                        Settlement Procedure F, the Trustee may
                                        deliver to DTC, through DTC's
                                        Participant Terminal System, as soon as
                                        practicable a withdrawal message
                                        instructing DTC to debit such Note to
                                        the participant account of the Trustee

                                        maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Global Note, the Trustee will mark such Global Note "canceled", make appropriate entries in its records and send certification of destruction of such canceled Global Note to the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent the Global Notes for which withdrawal messages are processed and shall be canceled immediately after issuance and the other of which shall represent the other Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

                                        In the case of any Note in book-entry
                                        form sold through the Offering Agent, as agent, if the purchase price for any such Note is not timely paid to the Participants with respect thereto by the beneficial investor or other purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such investor or other purchaser), such Participants and, in turn, the related Offering Agent may enter SDFS deliver orders through DTC's
                                        Participant Terminal System reversing
                                        the orders entered pursuant to
                                        Settlement Procedures F and G,
                                        respectively. Thereafter, the Trustee
                                        will deliver the withdrawal message and
                                        take the related actions described in
                                        the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company.

                                        Notwithstanding the foregoing, upon any
                                        failure to settle with respect to a Note in book-entry form, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Global Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedure D, for the authentication and issuance of a Global Note representing such remaining Notes and will make appropriate entries in its records.

                   PART III: PROCEDURES FOR CERTIFICATED NOTES

Denominations:                          Unless otherwise provided in the
                                        applicable Pricing Supplement, the
                                        Certificated Notes will be issued in
                                        denominations of $1,000 and integral
                                        multiples thereof.

Payments of Principal,
  Premium, if any,
  and Interest:                         Upon presentment and delivery of the

                                        Certificated Note, the Trustee upon
                                        receipt of immediately available funds
                                        from the Company will pay the principal
                                        of, premium, if any, and interest on,
                                        each Certificated Note on the Maturity
                                        Date in immediately available funds.
                                        All interest payments on a Certificated
                                        Note, other than interest due on the
                                        Maturity Date, will be made by check
                                        mailed to the address of the person
                                        entitled thereto as such address shall
                                        appear in the Security Register;
                                        provided, however, that Holders of
                                        $10,000,000 or more in aggregate
                                        principal amount of Certificated Notes
                                        (whether having identical or different
                                        terms and provisions) shall be entitled
                                        to receive such interest payments by
                                        wire transfer of immediately available
                                        funds if appropriate wire transfer
                                        instructions have been received in
                                        writing by the Trustee not less than 15
                                        calendar days prior to the applicable
                                        Interest Payment Date.

                                        The Trustee will provide monthly to the
                                        Company a list of the principal,
                                        premium, if any, and interest to be paid on Certificated Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law.

                                        Certificated Notes presented to the
                                        Trustee on the Maturity Date for payment will be canceled by the Trustee. All canceled Certificated Notes held by the Trustee shall be destroyed, and the Trustee shall furnish to the Company a certificate with respect to such destruction.

Settlement

  Procedures:                           Settlement Procedures with regard to
                                        each Certificated Note purchased by an
                                        Agent, as principal, or through an
                                        Agent, as agent, shall be as follows:

                                        A. The Offering Agent will advise the
                                           Company by telephone of the
                                           following Settlement information
                                           with regard to each Certificated
                                           Note:

                                           1.  Exact name in which the
                                               Certificated Note(s) is to be
                                               registered (the "Registered
                                               Owner").

                                           2.  Exact address or addresses of
                                               the Registered Owner for
                                               delivery, notices and payments
                                               of principal, premium, if any,
                                               and interest.

                                           3.  Taxpayer identification number
                                               of the Registered Owner.

                                           4.  Principal amount, Authorized
                                               Denomination and Specified
                                               Currency.

                                           5.  Exchange Rate Agent, if any.

                                           6.  (a) Fixed Rate Notes:

                                                   (i)  Interest Rate.

                                                  (ii)  Interest Payment
                                                        Dates.

                                                 (iii)  Whether such Note
                                                        is being issued with
                                                        Original Issue
                                                        Discount and, if so,
                                                        the terms thereof.

                                               (b) Floating Rate Notes:

                                                   (i)  Interest Category.


                                                  (ii)  Interest Rate Basis
                                                        or Bases.

                                                 (iii)  Initial Interest
                                                        Rate.

                                                  (iv)  Spread and/or Spread
                                                        Multiplier, if any.

                                                   (v)  Initial Interest
                                                        Reset Date and
                                                        Interest Reset
                                                        Dates.

                                                  (vi)  Interest Payment
                                                        Dates.

                                                 (vii)  Index Maturity, if
                                                        any.

                                                (viii)  Maximum and/or
                                                        Minimum Interest
                                                        Rates, if any.

                                                  (ix)  Day Count
                                                        Convention.

                                                   (x)  Calculation Agent.

                                           7.  Price to public of such
                                               Certificated Note (or whether
                                               such Note is being offered at
                                               varying prices relating to
                                               prevailing market prices at time
                                               of resale as determined by the
                                               Offering Agent).

                                           8.  Trade Date.

                                           9.  Settlement Date (Original Issue
                                               Date).

                                           10. Stated Maturity Date.

                                           11. Redemption provisions, if any.


                                           12. Repayment provisions, if any.

                                           13. Default Rate, if any.

                                           14. Net proceeds to the Company.

                                           15. The Offering Agent's discount or
                                               commission.

                                           16. Whether such Note is being
                                               sold to the Offering Agent
                                               as principal or to an
                                               investor or other
                                               purchaser through the
                                               Offering Agent acting as
                                               agent for the Company.

                                           17. Such other information specified
                                               with respect to such Note
                                               (whether by Addendum or
                                               otherwise).

                                        B. After receiving such settlement
                                           information from the Offering Agent,
                                           the Company will advise the Trustee
                                           of the above settlement information
                                           by facsimile transmission confirmed
                                           by telephone.  The Company will
                                           cause the Trustee to issue, authen-
                                           ticate and deliver the Certificated
                                           Note.

                                        C. The Trustee will complete the
                                           Certificated Note in the form
                                           approved by the Company and the
                                           Offering Agent, and will make
                                           three copies thereof (herein
                                           called "Stub 1", "Stub 2" and
                                           "Stub 3"):

                                           1.  Certificated Note with the
                                               Offering Agent's confirmation,
                                               if traded on a principal
                                               basis, or the Offering
                                               Agent's customer

                                               confirmation, if traded on
                                               an agency basis.

                                           2.  Stub 1 for Trustee.

                                           3.  Stub 2 for Offering Agent.

                                           4.  Stub 3 for the Company.

                                        D. With respect to each trade, the
                                           Trustee will deliver the
                                           Certificated Note and Stub 2 thereof
                                           to the Offering Agent at the follow-
                                           ing applicable address:  Merrill
                                           Lynch, Pierce, Fenner & Smith
                                           Incorporated, Merrill Lynch Money
                                           Markets Clearance, 55 Water Street,
                                           Concourse Level, N.S.C.C. Window,
                                           New York, New York 10041, Attention:
                                           Al Mitchell, (212) 558-2405, tele-
                                           copier: (212) 558-2457; and Smith
                                           Barney Inc., 390 Greenwich Street,
                                           4th Floor, New York, New York 10013,
                                           Attention:  MTN Product Management/
                                           Origination, (212) 723-5123,
                                           telecopier:  (212) 723-8854;  and
                                           the Trustee will keep Stub 1.  The
                                           Offering Agent will acknowledge
                                           receipt of the Certificated Note
                                           through a broker's receipt and will
                                           keep Stub 2.  Delivery of the
                                           Certificated Note will be made only
                                           against such acknowledgment of
                                           receipt.  Upon determination that
                                           the Certificated Note has been
                                           authorized, delivered and completed
                                           as aforementioned, the Offering
                                           Agent will wire the net proceeds of
                                           the Certificated Note after deduc-
                                           tion of its applicable commission to
                                           the Company pursuant to standard
                                           wire instructions given by the
                                           Company.

                                        E. In the case of a Certificated Note
                                           sold through the Offering Agent, as
                                           agent, the Offering Agent will
                                           deliver such Certificated Note (with
                                           the confirmation) to the purchaser
                                           against payment in immediately
                                           available funds.

                                        F. The Trustee will send Stub 3 to the
                                           Company.

Settlement
  Procedures
  Timetable:                            For offers to purchase Certificated
                                        Notes accepted by the Company,
                                        Settlement Procedures A through F set
                                        forth above shall be completed as soon
                                        as possible following the trade but not
                                        later than the respective times (New
                                        York City time) set forth below:

                                        SETTLEMENT
                                        PROCEDURE              TIME
                                        ----------             ----

                                            A         11:00 a.m. on the trade
                                                      date or within one hour
                                                      following the trade

                                            B         12:00 noon on the trade
                                                      date or within one hour
                                                      following the trade

                                            C-D       2:15 p.m. on Settlement
                                                      Date

                                            E         3:00 p.m. on Settlement
                                                      Date

                                            F         5:00 p.m. on Settlement
                                                      Date

Failure to Settle:                      In the case of Certificated Notes sold
                                        through the Offering Agent, as agent, if an investor or other purchaser of a Certificated Note from the Company shall either fail to accept delivery of or make payment for such Certificated Note on the date fixed for settlement, the Offering Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return such Certificated Note to the Trustee.

                                        The Trustee, upon receipt of such
                                        Certificated Note from the Offering

                                        Agent, will immediately advise the
                                        Company and the Company will promptly
                                        arrange to credit the account of the
                                        Offering Agent in an amount of
                                        immediately available funds equal to the amount previously paid to the Company by

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                                        such Offering Agent in settlement for
                                        such Certificated Note. Such credits
                                        will be made on the Settlement Date if
                                        possible, and in any event not later
                                        than the Business Day following the
                                        Settlement Date; provided that the
                                        Company has received notice on the same
                                        day. If such failure shall have occurred for any reason other than failure by such Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Trustee will cancel and destroy such Certificated Note, make appropriate entries in its records to reflect the fact that such Certificated Note was never issued, and accordingly notify in writing the Company.


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